Exhibit 10.1
CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is entered into as of December 26, 2012 (the “Effective Date”) between and among Marangal Domingo ("Consultant"), and First PacTrust Bancorp, Inc., a Maryland corporation ("First PacTrust"), and Pacific Trust Bank, f.s.b. (the “Bank” and, together with First PacTrust, sometimes collectively referred to hereinafter as the “Company”). Consultant, First PacTrust and the Bank are also sometimes referred to as the "Parties," and each as a "Party," in this Agreement.

WHEREAS, Consultant was formerly employed by First PacTrust and the Bank as Chief Financial Officer pursuant to an employment agreement effective as of May 6, 2011, as subsequently amended (the "Employment Agreement");

WHEREAS, on November 5, 2012, Consultant provided written notice of voluntary resignation as Chief Financial Officer, and from all other capacities in which Consultant previously served First PacTrust, the Bank and any entities affiliated with First PacTrust or the Bank (the “Affiliated Entities”) under the Employment Agreement, which resignation became effective as of 12:01 a.m. on November 13, 2012;

WHEREAS, pursuant to Section 9(c) of the Employment Agreement, the Company waived the balance of the 45-day prior notice requirement for voluntarily termination without Good Reason, as that term is defined in the Employment Agreement, and elected to pay Consultant his pro-rated base salary for such period (the “Payment Obligation”);

WHEREAS, by virtue of Consultant’s prior service to the Company under the Employment Agreement, Consultant is uniquely qualified to provide valuable services to the Company in connection with the transition to his successors of the roles and responsibilities he previously performed as Chief Financial Officer of First PacTrust and the Bank; and

WHEREAS, the Company desires to retain Consultant to provide certain consulting services, and Consultant agrees to provide such services, pursuant to the terms and conditions as provided in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and promises contained herein, and the receipt of valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

1.	Payment Obligation; Consulting Services and Term.

(a)	Payment Obligation. On or before the Effective Date, the Company has paid Consultant the sum of $40,625 in full payment and complete discharge of the Payment Obligation.

(b)
Consulting Services and Term. The Parties hereby acknowledge and agree that Consultant will be available, on a non-exclusive basis upon reasonable notice, to advise and consult, respond to questions and provide assistance to the Company regarding matters for which he was responsible and about which he had knowledge in connection with his employment with any of the Affiliated Entities for up to 20 hours each month during the sixmonth period commencing on January 1, 2013 and ending on June 30, 2013 (the “Term”). Consultant also will cooperate in any potential or pending litigation or arbitration that may involve him in any capacity as a result of his employment with any of the Affiliated Entities. This includes, if necessary, meeting at mutually convenient times with attorneys of any of the Affiliated Entities, attending meetings, depositions and trial, and providing truthful testimony. Nothing contained in this Agreement shall restrict Consultant's ability to seek or accept full-time employment during the Term; provided that Consultant’s activities seeking employment shall not materially interfere with the performance of the consulting services hereunder; provided further that Consultant shall use his reasonable best efforts to make himself available to perform the consulting services hereunder once Consultant commences any such employment during the Term. The Term may be terminated by either Party following a material breach by the other Party of such Party’s duties and obligations hereunder.

2.	Consulting Fees and Expenses.

(a)
Consulting Fees. In consideration of Consultant’s agreement to enter into and perform this Agreement and provide the covenants, agreements and releases provided hereunder, the Company shall pay Consultant a fixed monthly consulting fee, in advance each month (or pro-rated portion of such month) commencing on the first day following the Revocation Date, as that term is defined in Paragraph 14(f) below, and on the first business day of each month thereafter during the Term, in the amount of $12,500.00 per month, up to a maximum of $75,000 during the Term.

(b)
Expenses. During the Term, the Company shall pay or promptly reimburse Consultant for all reasonable travel and other business expenses paid or incurred by Consultant in connection with the performance of Consultant’s duties (which expenses must be approved in advance in writing by the Company), upon presentation of expense statements, vouchers or other evidence of expenses. Consultant shall not incur expenses other than the routine expenses described above without the Company’s prior written consent.

3.
Relationship of the Parties. Consultant shall be an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between Consultant and the Company for any purpose. Consultant shall have no authority (and shall not hold himself out as having authority) to bind the Company and shall not make any agreements or representations on the Company's behalf without the Company's prior written consent. Without limiting the generality of the foregoing, Consultant will not be eligible under this Agreement to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

4.	Release of Claims.

(a)
Release. In consideration of and in exchange for the benefits provided to Consultant under this Agreement, including but not necessarily limited to the benefits set forth in Paragraph 2 of this Agreement, Consultant, of his own free will, voluntarily and unconditionally releases and forever discharges (the "Release") the Affiliated Entities, their respective directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with the Affiliated Entities) (the "First PacTrust Releasees") from, any and all past or present causes of action, suits, agreements or other claims which Consultant, his dependents, relatives, heirs, executors, administrators, successors and assigns has or may hereafter have from the beginning of time to the date hereof against the Company or the First PacTrust Releasees upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any matters arising out of his employment by the Affiliated Entities, and the cessation of said employment or any claim for compensation, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the California Family Rights Act, the California Worker Adjustment and Retraining Notification Act, and any other federal, state or local law, regulation or ordinance, or public policy, contractor tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment. The Release shall not, however, constitute a waiver of any of Consultant's rights to compensation and benefits due under this Agreement.

(b)
Waiver. Consultant represents and warrants that he is not aware of any claim by him other than the claims that are released by this Release. Consultant further acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of entering into this Release, may have materially affected this Release and Consultant's decision to enter into it. Nevertheless, Consultant hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts and Consultant hereby expressly waives any and all rights and benefits confirmed upon him by the provisions of California Civil Code Section 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

(c)
Opportunity to Consult. Consultant acknowledges that he has received a copy of this Agreement prior to its execution and has been advised hereby of his opportunity to review and consider the Release for 21 days prior to its execution. Consultant further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Agreement. Consultant enters into this Agreement having freely and knowingly elected, after due consideration, to execute this Agreement and to fulfill the promises set forth herein. The Release shall be revocable by Consultant during the seven-day period following its execution, and shall not become effective or enforceable until the expiration of such seven-day period. In the event of such a revocation, Consultant shall not be entitled to the consideration under this Agreement set forth in Paragraph 2.

(d)
No Assignment. Consultant represents and warrants that there has been no assignment or other transfer of any interest in any claim which Consultant may have against the Company or any of the First PacTrust Releasees. Consultant represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the First PacTrust Releasees arising out of or relating to any of the matters set forth in this Release. Consultant further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the First PacTrust Releasees for any of the matters set forth in the Release.

(e)
No Reliance. Consultant acknowledges that, in his decision to enter into this Agreement, including the Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of the Company or any of the First PacTrust Releasees, except as set forth in the Release and this Agreement.

(f)	No Admission. Nothing contained in the Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or any of the First PacTrust Releasees.

5.
Non-disparagement. Consultant shall not disparage any of the Affiliated Entities, their current or former directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with the Company) (the "First PacTrust Parties") . The Company shall instruct its current officers and directors (as such terms are used for purposes of Section 16 of the Securities Exchange Act of 1934) not to disparage Consultant. For purposes of this Agreement, to "disparage" means to make statements, whether oral or written, whether direct or indirect, whether true or false and whether acting alone or through any other person, that cast the subject of the statement in a critical or unfavorable light or that otherwise cause damage to, or intend to embarrass, the subject of the statement. Nothing in the foregoing will preclude either Consultant or the Company from providing truthful disclosures as required by applicable law or legal process.

6.	Confidential Information; Restrictive Covenants.

(a)
Confidentiality; Additional Remedies. Consultant hereby acknowledges and agrees that he is and shall remain subject to each of the covenants set forth in Section 12 (Nondisclosure of Confidential Information) and Section 13 (Additional Remedies) of the Employment Agreement.

(b)
Forfeiture and Repayments. With respect to obligations in existence pursuant to the Employment Agreement, all of the Company’s remedies under the Employment Agreement shall remain in full force and effect (and no additional remedies shall be available to First PacTrust with respect to those obligations). With respect to obligations arising in connection with this Agreement, Consultant agrees that, in the event a court issues a judgment or arbitrator issues a final judgment which states that Consultant has violated the provisions of this Paragraph 6 or Paragraph 5 of this Agreement, in any material respect, on or following the Effective Date, he will forfeit and not be entitled to any further payments in accordance with Paragraph 2 of this Agreement and he will be obligated to repay any amounts paid after the date of the violation pursuant to Paragraph 2 and shall pay such other damages incurred by the Company as a result of Consultant's breaches of such obligations. Such amount shall be paid to the Company in cash in a single lump sum within ten business days after the judgment is entered by the trial court or final judgment by the arbitrator.

(c)
Scope of Restrictions; Consideration. Consultant acknowledges that the restrictions set forth in this Paragraph 6 are reasonable and necessary to protect the Company's business and goodwill. Consultant acknowledges that if any of these restrictions or obligations is found by a court having jurisdiction to be unreasonable or overly broad or otherwise unenforceable, he and the Company agree that the restrictions or obligations shall be modified by the court so as to be reasonable and enforceable and if so modified shall be fully enforced. Consultant acknowledges and agrees that the compensation and benefits provided in this Agreement constitute adequate and sufficient consideration for the covenants made by Consultant in this Paragraph 6.

7.
Forum Selection. The Parties agree that any dispute, claim or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims and, at First PacTrust's election, claims for injunctive or other relief under Paragraphs 5 and 6 of this Agreement) arising out of or relating in any way to Consultant's employment, the terms, benefits, and conditions of such employment and the termination of such employment or concerning this Agreement and the terms, benefits and conditions of the services provided hereunder by Consultant, including whether such a dispute is arbitrable, shall be settled by arbitration. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the Judicial Arbitration and Mediation Service (JAMS) in effect at the time a demand for arbitration under the rules is made, and such proceeding will be adjudicated in Los Angeles, California. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all Parties, their heirs, executors, administrators, successors and assigns. The non-prevailing Party will be responsible for the arbitrators' fees, the prevailing Party's attorneys' fees, and reasonable costs relating to the dispute.

8.
Applicable Law. Except to the extent that federal law governs, this Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to any applicable state's choice of law provisions.

9.
Entire Agreement; Amendments. This Agreement sets forth the entire agreement of the Company and Consultant with respect to the subject matter hereof. This Agreement may not be amended unless the amendments are in writing and signed by Consultant and an authorized representative of First PacTrust and the Bank.

10.
Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

11.
Successors. This Agreement is personal to Consultant and without the prior written consent of the Company shall not be assignable by Consultant other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Consultant's legal representatives and the legal representatives of his estate to the extent applicable. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

12.	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.	Representations and Warranties. By signing this Agreement, Consultant warrants that he:

(a)	has carefully read and reviewed this Agreement;

(b)	fully understands all of its terms and conditions;

(c)	fully understands that this Agreement is legally binding and that by signing it he is giving up certain rights;

(d)	has not relied on any other representations by the Company or its employees or agents, whether written or oral, concerning the terms of this Agreement;

(e)	has been advised of his opportunity to consider for up to 21 days whether to accept the Release;

(f)
will have seven days to revoke the Release (but not the remainder of this Agreement) after signing it, with the eighth day following the execution of this Agreement being referred to as the "Revocation Date";

(g)	has been advised by, and has had the opportunity to consult with, an attorney prior to executing this Agreement;

(h)	acknowledges that all notice requirements under any other agreement, arrangement or plan have been fully satisfied;

(i)	executes and delivers this Agreement freely and voluntarily;

(j)	is waiving any rights or claims he may have under the Age Discrimination in Employment Act of 1967; and

(k)	is not waiving any rights or claims which may arise after this Agreement is signed.

14.
Notices. All notices, requests, demands and other communications required to or permitted to be given under this Agreement will refer to the provision under this Agreement for which notice is given, will be in writing and will be effective (i) when personally delivered, (ii) two business days after deposit in the United States certified mail, return receipt requested and postage prepaid, or, (iii) the next business day after deposit with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL WorldWide Express are approved), shipping charges prepaid and next-business-day delivery selected, in each case addressed to each Party at the following address:

If to Consultant:	Marangal Domingo _______________ _______________

If to the Company:	First PacTrust Bancorp, Inc. 18500 Von Karman Ave, Suite 1100 Irvine, California 92612 Attn: Chief Executive Officer

Each Party will make an ordinary, good faith effort to ensure that it will accept or receive notices that are given under this Subsection and that any person to be given notice actually receives that notice. A Party may change or supplement the addresses given below the signature line, or designate additional addresses, for purposes of this paragraph by giving the other Party written notice of the new address in the manner set forth above.

15.
Headings. The headings and captions of the paragraphs of this Agreement are inserted for convenience of reference only, and are not to be considered in the construction or the interpretation of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.

/s/  Marangal Domingo
Consultant

FIRST PACTRUST BANCORP, INC.

By:  /s/ Robert Franko
Name: Robert Franko
Title: President

PACIFIC TRUST BANK

By:  /s/ Robert Franko
Name: Robert Franko
Title: Chief Executive Officer